REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (including any amendments entered into hereafter, this “Agreement”) is entered into as of August 12, 2021, by and among Eneti Inc., a corporation organized under the laws of the Republic of the Marshall Islands (the “Company”), Marubeni Offshore Power Limited, a private limited company organized under the laws of England and Wales (“Marubeni”), INCJ SJ Investment Limited, a private limited company organized under the laws of England and Wales (“INCJ”) and MOL Offshore Energy Limited, a private limited company organized under the laws of England and Wales (“MOL” and together with Marubeni and INCJ, each a “Seller” and together, the “Sellers”).

RECITALS

WHEREAS, pursuant to that certain Share Purchase Agreement, dated as of August 5, 2021, by and among the Company, the Sellers, Marubeni Corporation, INCJ, Ltd. and Mitsui O.S.K. Lines, Ltd. (the “Share Purchase Agreement”), the parties thereto have agreed that the Company will acquire all of the issued share capital of Atlantis Investorco Limited, a private liability company organized under the laws of England and Wales (the “Target”), on the terms and subject to the conditions set forth therein (the “Transaction”);

WHEREAS, pursuant to the Share Purchase Agreement, upon consummation of the Transaction, the Sellers will receive in exchange for their ordinary shares of the Target, consideration that includes 7,000,00 common shares, par value $0.01 per share (“Common Shares”), of the Company, of which Marubeni will receive 3,150,000 Common Shares (the “Marubeni Shares”), INCJ will receive 3,465,000 Common Shares (the “INCJ Shares”) and MOL will receive 385,000 Common Shares (the “MOL Shares” and together with the Marubeni Shares and the INCJ Shares, the “Shares”);

WHEREAS, as a condition to the consummation of the Transaction, the Company and the Sellers entered into that certain Shareholders’ Agreement, dated as of the date hereof (the “Shareholders’ Agreement”), pursuant to which the Sellers agreed, among other things, a contractual lock-up with respect to the Shares and the Company agreed to grant the Sellers certain registration rights that may be exercised following the expiration of the Lock-up Period (as defined below).

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Article I
GENERAL

Section 1.1  Definitions.  As used in this Agreement, the following terms shall have the following respective meanings:

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular person or entity. For purposes of this definition, “control,” when used with respect to any specified Person, shall mean the power, direct or indirect, to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or partnership or other ownership interests, by contract or otherwise; and the terms “controlling’ and “controlled” shall have correlative meanings.

“Closing Date” shall have the meaning ascribed to such term in the Share Purchase Agreement.

“Commission” means the U.S. Securities and Exchange Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Form F-3” means such form under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the Commission which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the Commission.

“Holder” means each Seller, if it then holds Registrable Securities, and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with Section 2.9 hereof.

“Lock-up Period” shall have the meaning ascribed to such term in the Shareholders’ Agreement.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, business trust, joint stock company, trust or unincorporated organization or any government or any agency or political subdivision thereof.

“Register,” “registered,” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of effectiveness of such registration statement.

“Registrable Securities” means (a) the Shares; (b) any Common Shares issued as (or issuable upon the conversion or exercise of any warrant, right, preferred stock or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Common Shares held by the Holders and (c) any other Common Shares acquired by any Holder after the date hereof, provided, however, that Registrable Securities shall not include any Common Shares (i) which have been sold to the public by a Holder either pursuant to a registration statement or Rule 144 under the Securities Act; (ii) which have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned in compliance with the terms of this Agreement; or (iii) which may be sold pursuant to Rule 144 and otherwise without restriction or limitation pursuant to Rule 144 (or any successor thereto) under the Securities Act, including but not limited to, any restriction or limitation as a result of any Holder’s status, or presumed status, as an Affiliate of the Company, provided further than no Common Shares will cease to be Registrable Securities unless and until the Company has removed or caused its transfer agent to remove the restrictive legends from such shares and reissued un-legended certificates, in physical or electronic format, to the Holder of such shares.

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“Registrable Securities then outstanding” shall be the number of shares determined by calculating the total number of Common Shares that are Registrable Securities issued and outstanding.

“Registration Expenses” shall mean all expenses incurred in effecting any registration pursuant to this Agreement (including any Mandatory Registration or Shelf Registration), including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, fees and expenses of compliance with securities and blue sky laws, and fees and expenses of the Company’s independent accountants in connection with any regular or special reviews or audits incident to or required by any such registration (including the expenses of any “comfort letters”), and fees and expenses of underwriters (excluding discounts and commissions), including fees and expenses incident to securing FINRA review and approval of the terms of any offering, fees and expenses of legal counsel to underwriters, and any other Persons retained by the Company, but shall not include (a) Selling Expenses or (b) the compensation of regular employees of the Company which shall be paid in any event by the Company.

“Securities Act” shall mean the Securities Act of 1933, as amended, or similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Selling Expenses” shall mean all underwriting discounts, selling commissions, fees of underwriters, selling brokers, dealer managers and similar securities industry professionals and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder.

“Trading Day” means a day on which the principal securities exchange or automated quotation system upon which the Registrable Securities are then listed for public trading shall be open for business.

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Article II
REGISTRATION

Section 2.1  Registration.

(a)       In accordance with the requirements of Section 2.4 below, the Company shall file with the Commission, and use its commercially reasonable best efforts to cause to be declared effective by the Commission as soon as practicable after the filing thereof, a registration statement on the applicable Commission form with respect to the resale from time to time, whether underwritten or otherwise, of all of the Registrable Securities by the Holders thereof, including a Plan of Distribution in the form attached hereto as Exhibit A. If any Holder of Registrable Securities subsequently proposes to sell such Registrable Securities in a transaction not covered by the Plan of Distribution, the Company shall file a supplement or amendment to update the Plan of Distribution section to cover such intended means of distribution. The Company shall also use its commercially reasonable best efforts to maintain the effectiveness of the registration effected pursuant to this Section 2.1, to supplement and amend the registration statement to the extent necessary to ensure that such registration statement is available or, if not available, that another registration statement is available, for the resale of all the Registrable Securities by the Holders and to keep such registration statement free of any material misstatements or omissions at all times, subject only to the limitations on effectiveness set forth below. If at any time a registration statement filed pursuant to this Section 2.1 is not effective or is not otherwise available for the resale of all the Registrable Securities by the Holders, the Holders (or any of them) may demand registration under the Securities Act of all or part of their Registrable Securities at any time and from time to time, and the Company shall file with the Commission following receipt of any such demand one or more registration statements with respect to all such Registrable Securities and use its commercially reasonable best efforts to cause such registration statement to be declared effective by the Commission as soon as practicable after the filing thereof. The registration contemplated by this Section 2.1 is referred to herein as the “Mandatory Registration.” The Mandatory Registration shall be filed with the Commission in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect) (a “Shelf Registration”). The Company shall use its commercially reasonable best efforts to cause the registration statement filed on Form F-3 or any similar short-form registration as the Company may elect to remain effective until such date (the “Shelf Termination Date”) as is the earlier of (i) the date on which all Registrable Securities included in the registration statement shall have been sold or shall have otherwise ceased to be Registrable Securities, and (ii) the date on which all remaining Registrable Securities may be sold pursuant to Rule 144 and otherwise without restriction or limitation pursuant to Rule 144 (or any successor thereto) under the Securities Act, after taking into account any Holder’s status as an Affiliate of the Company as determined by counsel to the Company pursuant to a written opinion letter addressed to the Company’s transfer agent to such effect. If the Company is not then eligible to register for resale the Registrable Securities on Form F-3, such registration shall be on another appropriate form in accordance herewith. In the event the Mandatory Registration must be effected on Form F-1 or any similar long-form registration as the Company may elect, the Company shall file such registration statement as a Shelf Registration and the Company shall use its commercially reasonable best efforts to have such registration statement become effective as soon as possible after filing and to keep such registration statement current and effective, including by filing periodic post-effective amendments to update the financial statements contained in such registration statement in accordance with Regulation S-X promulgated under the Securities Act until the Shelf Termination Date. By 9:30 a.m. on the Trading Day immediately following the effective date of the applicable registration statement, the Company shall file with the Commission in accordance with Rule 424 under the Securities Act the final prospectus to be used in connection with sales pursuant to such registration statement.

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(b)       If, (i) as a result of applicable law or based upon comments received by the Commission, all of the securities to be included in the registration statement for any registration initiated on behalf of the Holders pursuant to Section 2.1(a) cannot be so included, or (ii) the registration statement for any registration initiated on behalf of the Holders pursuant to Section 2.1(a) relates to the offering of Registrable Securities in an underwritten offering, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without having an adverse effect on such offering, then the Company shall include in such registration (x) first, such number of Registrable Securities requested to be included therein (allocated pro rata among the Holders based on the relative number of such Registrable Securities then held by each such Holder or in such manner as they may otherwise agree); (y) second, the securities that the Company desires to sell; and (z) third, the securities proposed to be sold in such registration by holders of securities other than the Registrable Securities.

(c)       Notwithstanding anything to the contrary contained in this Agreement, in the event the Company shall furnish to the Sellers a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be detrimental to the Company or the current or planned operations, business or financing opportunities of the Company for a Mandatory Registration or Shelf Registration to be effected or maintained at such time, in which event the Company shall have the right to defer the filing of, decline to maintain, or terminate the effectiveness of the Mandatory Registration or Shelf Registration for a reasonable period of time of not more than forty-five (45) days after the date of such certificate under this Section 2.1(c); provided, however, that the Company shall not utilize this right more than once in any six-month period.

Section 2.2  Piggyback Registration.

(a)       If, at any time, the Company proposes to register any of its Common Shares under the Securities Act (other than a registration statement on Form S-8 or on Form F-4 or any similar successor forms thereto or in connection with (A) an employee stock option, stock purchase or compensation plan or securities issued or issuable pursuant to any such plan, (B) a dividend reinvestment plan or (C) a merger or the acquisition of the securities or substantially all the assets of another entity), whether for its own account or for the account of one or more shareholders of the Company, and the registration form to be used may be used for any registration of Registrable Securities (a “Piggyback Registration”), the Company shall give prompt written notice to all Holders of its intention to effect such a registration and shall, subject to Sections 2.2(b) and (c), include in such registration all such Registrable Securities with respect to which the Company has received written requests for inclusion therein within fifteen (15) Business Days after the delivery of the Company’s notice. The Company may postpone or withdraw the filing or the effectiveness of a Piggyback Registration at any time in its sole discretion.

(b)       If, (i) as a result of applicable law or based upon comments received by the Commission, all of the securities to be included in the registration statement for any Piggyback Registration initiated as a primary registration on behalf of the Company, cannot be so included, or (ii) a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without having an adverse effect on such offering, then the Company shall include in such registration statement (x) first, the securities the Company proposes to sell, and (y) second, the Registrable Securities and other securities requested to be included therein by the Holders and the holders of such other securities (the “Other Holders”), if any, pro rata among the Holders and the Other Holders on the basis of the number of shares requested to be registered by the Holders and the Other Holders.

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(c)       If, (i) as a result of applicable law or based upon comments received by the Commission, all of the securities to be included in the registration statement for any Piggyback Registration initiated as a secondary registration on behalf of a holder of the Company’s securities other than Registrable Securities, cannot be so included or (ii) a Piggyback Registration is an underwritten secondary registration on behalf of a holder of the Company’s securities other than Registrable Securities, and the managing underwriters advise the Company in writing that, in their opinion, the number of securities requested to be included in such registration statement exceeds the number which can be sold in such offering without having an adverse effect on such offering, the Company shall include in such registration (x) first, the Registrable Securities and other securities requested to be included therein by the Holders and the Other Holders, if any, pro rata among the Holders and the Other Holders on the basis of the number of shares requested to be registered by the Holders and the Other Holders, and (y) second, the securities the Company proposes to sell, if any.

Section 2.3  Expenses of Registration.  All Registration Expenses incurred in connection with any registration, qualification or compliance of the Registrable Securities hereunder shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder or sale of Registrable Securities pursuant to such registration shall be borne by the Holders or the Holder of the Registrable Securities so registered.

Section 2.4  Additional Obligations of the Company.  The Company shall:

(a)       As soon as practicable after the Closing Date, but in any event no later than 60 days prior to the expiration of the Lock-up Period, prepare and file with the Commission a registration statement on Form F-3 (or on Form F-1, if the Company is not then eligible to use Form F-3), and all amendments and supplements thereto and related prospectuses as may be necessary to comply with applicable securities laws, with respect to such Registrable Securities. The Company shall use its best efforts to cause such registration statement to become effective within sixty (60) days after the date of filing of such registration statement (provided that at least five (5) Trading Days before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to each of the Holders of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, and the Company shall in good faith consider any reasonable comments of such Holders or their counsel).

(b)       Promptly notify the Holders (i) when the Company has been notified by the Commission whether or not a registration statement or any amendment thereto will be subject to a review by the Commission and (ii) if reviewed, when the Company has been notified by the Commission that a registration statement or amendment thereto will not be subject to further review. Upon the request of a Holder, the Company shall provide such Holder true and complete copies of all correspondence from and to the Commission relating to a registration statement (with all material, non-public information regarding the Company redacted from such copies). The Company shall respond as promptly as reasonably practicable to any comments received from the Commission with respect to the registration statement or any amendments thereto. The Company shall promptly file with the Commission a request for acceleration of effectiveness in accordance with Rule 461 promulgated under the Securities Act after the Company is notified (orally or in writing, whichever is earlier) by the Commission that a registration statement will not be reviewed, or will not be subject to further review, such that the registration statement shall be declared effective no later than seven (7) Trading Days after such notification.

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(c)       Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d)       Use its commercially reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders unless an exemption from registration and qualification exists; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business, file a general consent to service of process or subject itself to general taxation in any such states or jurisdictions.

(e)       In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f)       Promptly notify each Holder of Registrable Securities covered by the registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing (provided that in no event shall such notice contain any material, non-public information regarding the Company) and, the Company shall promptly prepare and furnish to each such Holder a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state a fact necessary to make the statements therein not misleading in light of the circumstances under which they were made.

(g)       Use its commercially reasonable best efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter dated as of such date, from the independent registered public accountants of the Company, in form and substance as is customarily given by independent registered public accountants to underwriters in an underwritten public offering addressed to the underwriters.

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(h)       Use its commercially reasonable best efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness of a registration statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction in the United States, and (ii) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or any order suspending or preventing the use of any related prospectus or suspending the qualification of any equity securities included in such registration statement for sale in any jurisdiction, the Company shall use its commercially reasonable best efforts promptly to obtain the withdrawal of such order.

(i)       Cooperate with the Holders who hold Registrable Securities being offered and, to the extent applicable, facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Holders may reasonably request and, registered in such names as the Holders may request.

(j)       Provide and cause to be maintained a registrar and transfer agent for all Registrable Securities covered by any registration statement from and after a date not later than the effective date of such registration statement.

(k)       Use its reasonable best efforts to cause such Registrable Securities to be listed on the New York Stock Exchange and each other securities exchange on which the Common Stock is then listed or quoted; or, if the Common Stock is not then listed, on the New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market.

(l)       Use its commercially reasonable best efforts to maintain eligibility to use Form F-3 (or any successor form thereto) for the registration of the resale of the Registrable Securities.

(m)       Not, nor shall it permit any subsidiary or affiliate of the Company to, identify any Holder as an underwriter in any public disclosure or filing with the Commission without the Holder’s written consent, and any Holder being deemed an underwriter by the Commission shall not relieve the Company of any obligations it has under this Agreement or any other transaction document contemplated by the Plan.

(n)       Notify each Holder who holds Registrable Securities covered by the registration statement of (i) the expected effective date of the registration statement; (ii) the effectiveness on the actual effective date thereof; and (iii) the issuance of any “stop order” or order preventing or suspending the use of any prospectus relating to the Registrable Securities.

(o)       Use best efforts to comply with all applicable rules and regulations of the Commission under the Securities Act and the Exchange Act.

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(p)       Cooperate with any registered broker dealer that is required to make a filing with FINRA pursuant to FINRA Rule 5110 in connection with the resale of any Registrable Securities by any Holder.

Section 2.5  Suspension of Sales.  Upon receipt of written notice from the Company that the registration statement or a prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading (a “Misstatement”), each Holder of Registrable Securities shall forthwith discontinue disposition of Registrable Securities until such Holder has received copies of the supplemented or amended prospectus that corrects such Misstatement, or until such Holder is advised in writing by the Company that the use of the prospectus may be resumed, and, if so directed by the Company, such Holder shall deliver to the Company all copies, other than permanent file copies then in such Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. The Company shall promptly amend or supplement any such prospectus (including, if applicable, by filing a report under the Exchange Act) as promptly as possible to remedy any such Misstatement.  The Company will not suspend the sales under the prospectus more than two times in any three hundred-sixty-five (365) day period and the total number of days that such suspensions may be in effect in any three hundred-sixty-five (365) day period shall not exceed 90 days in the aggregate.

Section 2.6  Termination of Registration Rights.  A Holder’s registration rights shall expire at such time as all Registrable Securities held by such Holder (and its Affiliates) may be sold pursuant to Rule 144 without the requirement to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144 (or any successor thereto) under the Securities Act, after taking into account any Holder’s status as an Affiliate of the Company as reasonably determined by counsel to the Company pursuant to a written opinion letter addressed to the Company’s transfer agent to such effect (provided at least 12 months have lapsed since the Registrable Securities were acquired by the Seller from the Company, as calculated in accordance with Rule 144). Termination of such registration rights shall be conditioned upon the Company’s action to remove the restrictive legends from any Registrable Securities held by such Holder and the reissuance of un-legended certificates, in physical or electronic format, to such Holder prior to the effective termination of the Agreement.

Section 2.7  Furnishing Information.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.1 or 2.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as the Company or its counsel shall reasonably require to effect the registration of their Registrable Securities.

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Section 2.8  Indemnification.  In the event any Registrable Securities are included in a registration statement under this Section 2:

(a)       To the extent permitted by law, the Company will indemnify and hold harmless each Holder, its Affiliates and their respective officers, directors, agents, members, partners and employees and any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act (each an “Indemnified Party”), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, or the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the registration of the Registrable Securities; and the Company will pay to each such Holder, underwriter or controlling person, as accrued any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration statement by any such Holder, underwriter or controlling person or any failure of such person to deliver or cause to be delivered a prospectus made available by the Company in a timely manner.

(b)       Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against the Company under this Section 2.8, deliver to the Company a written notice of the commencement thereof and the Company shall have the right to participate in, and, to the extent the Company so desires, assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses of such counsel to be paid by the Company, if (i) the Company shall have failed to assume the defense of such claim within seven (7) days after receipt of notice of the claim and to employ counsel reasonably satisfactory to such indemnified party, as the case may be; or (ii) in the reasonable opinion of counsel retained by the Company, representation of such indemnified party by such counsel would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The indemnified party shall cooperate fully with the Company in connection with any negotiation or defense of any such action or claim by the Company and shall furnish to the Company all information reasonably available to the indemnified party which relates to such action or claim. The Company shall keep the indemnified party reasonably apprised of the status of the defense or any settlement negotiations with respect thereto. The Company shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, that the Company shall not unreasonably withhold, delay or condition its consent. The failure to deliver written notice to the Company within a reasonable time of the commencement of any such action shall not relieve the Company of any liability to the indemnified party under this Section 2.8, except to the extent such failure to give notice has a material adverse effect on the ability of the Company to defend such action.

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(c)       If the indemnification provided for in this Section 2.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Company, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Company and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount any Holder will be obligated to contribute pursuant to this Section 2.8(c) will be limited to an amount equal to the per share public offering price (less any underwriting discount and commissions) multiplied by the number of shares of Registrable Securities sold by such Holder pursuant to the registration statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which such Holder has otherwise been required to pay in respect of such loss, liability, claim, damage, or expense or any substantially similar loss, liability, claim, damage, or expense arising from the sale of such Registrable Securities). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution hereunder from any person who was not guilty of such fraudulent misrepresentation.

(d)       The obligations of the Company under this Section 2.8 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 2, and otherwise. The indemnity and contribution agreements contained in this Section are in addition to any liability that the Company may have to each other and are not in diminution or limitation of the indemnification provisions under the Securities Purchase Agreement.

Section 2.9  Assignment of Registration Rights.  The rights to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned by a Holder to a transferee or assignee of Registrable Securities to which (a) such transferee is an Affiliate, subsidiary or parent company of such Holder or (b) such transferee is another Holder or an Affiliate, subsidiary or parent company of such other Holder; provided, however, (i) the transferor shall furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

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Section 2.10  Rule 144 Reporting.  With a view to making available to the Holders the benefits of certain rules and regulations of the Commission which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

(a)       make and keep public information available, as those terms are understood and defined in Commission Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of this Agreement;

(b)       file with the Commission, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

(c)       so long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act, and of the Exchange Act; a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing it to sell any such securities without registration.

Section 2.11  Obligations of the Holders.

(a)       Each Holder shall furnish in writing to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. In connection therewith, upon the execution of this Agreement, each Holder shall complete, execute and deliver to the Company a selling securityholder notice and questionnaire in form reasonably satisfactory to the Company. At least five (5) business days prior to the first anticipated filing date of any Registration Statement, the Company shall notify each Holder of any additional information the Company requires from such Holder if such Holder elects to have any of the Registrable Securities included in the Registration Statement. A Holder shall provide such information to the Company at least two (2) business days prior to the first anticipated filing date of such Registration Statement if such Holder elects to have any of the Registrable Securities included in the Registration Statement.

(b)       Each Holder, by its acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement hereunder, unless such Holder has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement.

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(c)       Each Holder covenants and agrees that it shall comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to any Registration Statement.

Section 2.12  Preservation of Rights.  The Company shall not after the date hereof (a) grant any additional registration rights to persons other than the Holders which are more favorable than or inconsistent with the rights granted hereunder, or (b) enter into any agreement, take any action, or permit any change to occur, with respect to its securities that violates or subordinates the rights expressly granted to the Holders of Registrable Securities in this Agreement.

Article III
MISCELLANEOUS

Section 3.1  Successors and Assigns.  Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

Section 3.2  Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New York City (Borough of Manhattan), New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.

Section 3.3  Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 3.4  Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

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Section 3.5  Notices.  All notices required or permitted under this Agreement must be given in writing (which may include by email).  All notices will be effective upon the earlier of (i) receipt (including confirmation that an email has been received) or (ii) two business days after being deposited in the U.S. mail or two business days after being delivered to an overnight courier, in each case properly addressed as set forth on the signature page hereto, as such address may be changed by proper notice to the other parties.

Section 3.6  Attorneys’ Fees.  If it becomes necessary for any party to initiate legal action or any other proceeding to enforce, defend or construe such party’s rights or obligations under this Agreement, the prevailing party will be entitled to reasonable costs and expenses, including attorneys’ fees and costs, incurred and paid in connection with such action or proceeding.

Section 3.7  Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder of any Registrable Securities then outstanding, each future Holder of all such Registrable Securities, and the Company. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Registrable Securities. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

Section 3.8  Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

Section 3.9  Aggregation of Stock.  All shares of Registrable Securities held or acquired by any Holders which are Affiliates of any other Holder shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

Section 3.10  Entire Agreement.  This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof, superseding all prior understandings, agreements, representations and negotiations, whether oral or written.

Section 3.11  Further Action.  Each party agrees to use reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

Section 3.12  Specific Enforcement; Waiver of Jury Trial.  The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that each party shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement by any other party and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any party may be entitled by law or equity.  The parties hereby irrevocably waive trial by jury in any action, proceeding or claim brought by any Party or beneficiary thereof on any matter whatsoever arising out of or in any way connected with this Agreement.

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Section 3.13  Fees and Expenses.  Each of the parties to this Agreement shall each bear its own respective fees and costs in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby. For the avoidance of doubt, the Company shall be responsible for all Registration Expenses.

Section 3.14  Interpretation.  All parties have been or have had the opportunity to be assisted by counsel in connection with this Agreement.  Any rule of construction that any ambiguity will be resolved against the drafting party will not be used in the interpretation of this Agreement.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

THE COMPANY:

ENETI INC.

By:	/s/ Emanuele Lauro
Name: Emanuele Lauro Title: Chief Executive Officer
Address:

[Additional Signature Pages Follow]

SELLERS:

Marubeni Offshore Power Limited

By:	/s/ Hiroshi Tachigami
Name: HIROSHI TACHIGAMI Title: Director
Address:	4-2, Ohtemachi I-chome, Chiyoda-ku, Tokyo, Japan

INCJ SJ Investment Limited

By:	/s/ Peter Niklai
Name: PETER NIKLAI Title: DIRECTOR
Address:

MOL Offshore Energy Limited

By:	/s/ Takeyasu Moriguchi
Name: Takeyasu Moriguchi Title: Director
Address:	MOL (Europe Africa) Ltd. - Offshore & LNG Project Division 3 Thomas More Square, London, E1W 1WY, United Kingdom

[Sellers’ Signature Page to the Registration Rights Agreement]

Exhibit A

PLAN OF DISTRIBUTION

The Selling Shareholders may sell our common shares through underwriters, through agents, to dealers, in private transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.

In addition, the Selling Shareholders may sell our common shares included in this prospectus through:

•	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;
•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or
•	trading plans entered into by the Selling Shareholders pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans.

In addition, the Selling Shareholders may enter into option or other types of transactions that require us or them to deliver our securities to a broker-dealer, who will then resell or transfer the securities under this prospectus. The Selling Shareholders may enter into hedging transactions with respect to our securities. For example, any Selling Shareholders may:

•	enter into transactions involving short sales of our common shares by broker-dealers;
•	sell common shares short and deliver the shares to close out short positions;
•	enter into option or other types of transactions that require the Selling Shareholders to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus; or
•	loan or pledge the common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

The Selling Shareholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by the Selling Shareholders or borrowed from the Selling Shareholders or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the Selling Shareholders in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, the Selling Shareholders may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Exhibit A

The Selling Shareholders and any broker-dealers or other persons acting on our behalf or on the behalf of the Selling Shareholders that participate with the Selling Shareholders in the distribution of the securities may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended, or the Securities Act. As a result, we have informed the Selling Shareholders, that Regulation M, promulgated under the Exchange Act, may apply to sales by the Selling Shareholders in the market. The Selling Shareholders may agree to indemnify any broker, dealer or agent that participates in transactions involving the sale of our common shares against certain liabilities, including liabilities arising under the Securities Act.

At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed, setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or re-allowed or paid to dealers. Furthermore, the Selling Shareholders may agree, subject to certain exemptions, that for a certain period from the date of the prospectus supplement under which the securities are offered, they will not, without the prior written consent of an underwriter, offer, sell, contract to sell, pledge or otherwise dispose of any of our common shares or any securities convertible into or exchangeable for our common shares. However, an underwriter, in its sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice. We expect an underwriter to exclude from these lock-up agreements securities exercised and/or sold pursuant to trading plans entered into by any selling shareholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of the Selling Shareholders’ securities on the basis of parameters described in such trading plans.

Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the New York Stock Exchange, the existing trading market for our common shares, or sales made to or through a market maker other than on an exchange.

Exhibit A

As a result of requirements of the Financial Industry Regulatory Authority, or FINRA, formerly the National Association of Securities Dealers, Inc., the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent (8%) of the gross proceeds received by the Selling Shareholders for the sale of any securities being registered pursuant to Rule 415 promulgated by the Commission under the Securities Act. If more than 5% of the net proceeds of any offering of common shares made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such a FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

Exhibit A